SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 12, 2008

Hammer Handle Enterprises Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-148545	NA
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1212 Haida Avenue, Saskatoon, Saskatchewan, Canada	S7M 3W7
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  206-202-3226

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement

The information set forth in Item 2.01 of this Current Report on Form 8-K that relates to the entry into a material definitive agreement is incorporated by reference into this Item 1.01.

SECTION 2 – Financial Information

Item 2.01  Completion of Acquisition or Disposition of Assets

Pursuant to an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations, we transferred our “Pinto” mineral claims located in British Columbia to Cove Park Enterprises, Ltd., an Alberta corporation for a price of $2,000 (the “Split-Off”).  As part of the Split-off, Cove Park Enterprises agreed to assume any and all liabilities which may be related to the Pinto mineral claims.

As a result of the Split-Off, we are no longer pursuing our business plan of exploring mineral properties in British Columbia.  Our business plan was to explore the Pinto claims for any commercially exploitable base or precious metal deposits.  Despite our best efforts, however, we have been unable to secure financing adequate to fund a proper exploration of our mineral properties.  Because of our difficulties in obtaining necessary financing, we have determined that our plan of operations is no longer commercially viable.  Following the Split-off, our management will be evaluating alternative business opportunities with which we can go forward as an operating business. We have not identified any business opportunities thus far, but we are actively looking.  There can be no assurance, however, that we will be able to continue as a going concern.

The foregoing description of the Split-Off does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement between our company and Cove Park Enterprises, filed as Exhibit 10.1 hereto, which is incorporated herein by reference.

Section 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hammer Handle Enterprises Inc.

/s/David Price
David Price
Chief Executive Officer and Director
Date: September 12, 2008